EXHIBIT 14 (c)

CONSENT OF JOHN CHRISTENSEN

I hereby consent to the reference of my name under the heading “Experts” in the prospectus included in Post-Effective Amendment No. 14 to the Registration Statement on Form N-6 for certain flexible premium variable universal life insurance policies issued through American Family Variable Account I of American Family Life Insurance Company (File Nos. 333-44956 and 811-10097).

/s/ John Christensen
John Christensen
Life Chief Actuary

April 18, 2011